Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Celcuity Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity, Other Debt, Other Unallocated (Universal Shelf)	Common Stock, par value $0.001 per share, Preferred Stock, par value $0.001 per share, Warrants, Debt Securities, Units	457(o)			$337,817,950	$0.00014760	$49,861.93
Carry Forward Securities

Carry Forward Securities (2)	Equity, Other Debt, Other Unallocated (Universal Shelf)	Common Stock, par value $0.001 per share, Preferred Stock, par value $0.001 per share, Warrants, Debt Securities, Units	415(a)(6)			$62,182,050			S-3	333-261155	November 26, 2021	$5,764.28

	Total Offering Amounts					$400,000,000		$55,626.21

	Total Fees Previously Paid							$5,764.28

	Total Fee Offsets

	Net Fee Due							$49,861.93

(1)	The securities registered by this registration statement may be sold separately, together with other securities registered or as units consisting of a combination of securities registered hereunder. As permitted by Rule 457(o) under the Securities Act of 1933, as amended, the number of securities of each class of securities registered hereunder is not specified. The registrant is registering hereunder an indeterminate number of shares of common stock, shares of preferred stock, warrants to purchase shares of common stock, warrants to purchase any of the other securities offered hereby, debt securities, and units comprised of any of the securities offered hereby of the registrant as may from time to time be issued at indeterminate prices. The maximum offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. In no event, however, will the maximum aggregate offering price of all securities issued under this registration statement exceed $400,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of shares of common stock as may be issued from time to time upon conversion of, or exchange for, securities registered hereunder or as a result of share splits, share capitalizations, or similar transactions.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $62,182,050 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (No. 333-261155) filed by the registrant on November 17, 2021 (the “Prior Registration Statement”) and are included in this registration statement. The registrant paid a filing fee of $5,764.28 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.